UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2006

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 14, 2006, SSA Global Technologies, Inc., a Delaware corporation (“SSA”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), with Magellan Holdings, Inc., a Georgia corporation (“Purchaser”), and Globetrot Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”). Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SSA, with SSA continuing as the surviving entity and as a wholly-owned subsidiary of Purchaser (the “Merger”).

Merger Agreement

As a result of the cash consideration payable pursuant to the Merger, each holder of SSA common stock will receive a total of $19.50 per share in cash. Purchaser expects to fund the merger consideration primarily with long term borrowings.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and the Merger by the stockholders of SSA and (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of material foreign competition approvals.

The Merger Agreement contains certain termination rights for both SSA and Purchaser, and further provides that, upon termination of the Merger Agreement under specified circumstances, SSA may be required to pay Purchaser a termination fee of up to four percent (4%) of the aggregate consideration. In addition, upon termination of the Merger Agreement under specified circumstances, Purchaser may be required to pay SSA a termination fee of four percent (4%) or ten percent (10%) of the aggregate consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

Voting Agreements

Parent and Merger Sub have entered into a voting agreement (the “Cerberus Voting Agreement”) with certain stockholders of SSA affiliated with Cerberus Capital Management, L.P. (the “Cerberus Stockholders”), a copy of which is attached as Exhibit 10.1 hereto. The Cerberus Voting Agreement provides that each of the Cerberus Stockholders will vote all shares of capital stock of SSA held legally and of record by such Cerberus Stockholder, among other things, in favor of the adoption of the Merger Agreement and approval of the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. The Cerberus Voting Agreement terminates on the earlier of (i) the date of the termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the merger.

Parent and Merger Sub have entered into a voting agreement (the “General Atlantic Voting Agreement”) with certain stockholders of SSA affiliated with General Atlantic LLC (the “General Atlantic Stockholders”), a copy of which is attached as Exhibit 10.2 hereto. The General Atlantic Voting Agreement provides that each of the General Atlantic Stockholders will vote all shares of capital stock of SSA held legally and of record by such General Atlantic Stockholder, among other things, in favor of the adoption of the Merger Agreement and the approval of the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. The General

Atlantic Voting Agreement terminates on the earlier of (i) the date of the termination of the Merger Agreement and (ii) the effective time of the merger.

The foregoing descriptions of the Cerberus Voting Agreement and General Atlantic Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements or the actual agreements, as applicable, filed as Exhibits 10.1 and 10.2, respectively and are incorporated by reference herein.

Additional Information and Where to Find It

SSA has agreed to file a proxy statement in connection with the proposed Merger and related transactions. The proxy statement will be mailed to the stockholders of SSA. SSA’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about SSA, the Merger and related transactions. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SSA by going to SSA’s Investor Relations page on its corporate website at http://investor.ssaglobal.com or by contacting Dawn Drella at SSA at 500 W. Madison, Suite 2200, Chicago, IL 60661 or by phone at (312) 474-7694.

In addition, SSA and its officers and directors may be deemed to be participants in the solicitation of proxies from SSA’s stockholders with respect to the Merger. A description of any interests that SSA’s officers and directors have in the Merger and related transactions will be available in the proxy statement.

Section 9 — Financial Statements and Exhibits

Item  9.01.             Financial Statements and Exhibits

(c)                                  Exhibits.

2.1                                 Agreement and Plan of Merger by and among SSA Global Technologies, Inc., Magellan Holdings, Inc. and Globetrot Merger Sub, Inc., dated as of May 14, 2006.

10.1                         Voting Agreement, dated as of May 14, 2006, by and among Magellan Holdings, Inc., Globetrot Merger Sub, Inc. and certain stockholders of SSA Global Technologies, Inc. affiliated with Cerberus Capital Management, L.P.

10.2                           Voting Agreement, dated as of May 14, 2006, by and among Magellan Holdings, Inc., Globetrot Merger Sub, Inc. and certain stockholders of SSA Global Technologies, Inc. affiliated with General Atlantic LLC.

99.1                           Press Release issued by SSA Global Technologies, Inc., dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: May 15, 2006	/s/ KIRK ISAACSON
	Name:	Kirk Isaacson
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among SSA Global Technologies, Inc., Magellan Holdings, Inc. and Globetrot Merger Sub, Inc., dated as of May 14, 2006.

10.1

Voting Agreement, dated as of May 14, 2006, by and among Magellan Holdings, Inc., Globetrot Merger Sub, Inc. and certain stockholders of SSA Global Technologies, Inc. affiliated with Cerberus Capital Management, L.P.

10.2

Voting Agreement, dated as of May 14, 2006, by and among Magellan Holdings, Inc., Globetrot Merger Sub, Inc. and certain stockholders of SSA Global Technologies, Inc. affiliated with General Atlantic LLC.

99.1	Press Release issued by SSA Global Technologies, Inc. dated May 15, 2006.